DISTRIBUTION AGREEMENT


                    Entered into this 28th day of April, 1999

                                     BETWEEN

Empyrean Bioscience, Inc., a company organized under the laws of the State of Wyoming, United States of America ("U.S.A.") and having its offices at 2238 West Lone Cactus Dr., Suite 200, Phoenix, AZ 85027 U.S.A. ("Empyrean");

                                       AND

Durstrand International Limited, a company organized under the laws of the British Virgin Islands and having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the "Distributor").

                                   WITNESSETH

WHEREAS Empyrean is engaged in the business of developing, manufacturing and marketing medical diagnostic products and "Over-The-Counter" gels and lotions; and

WHEREAS Distributor desires to be appointed by Empyrean as its exclusive distributor for the "Over-The-Counter" products identified in Exhibit A hereto (collectively, the "Products").

NOW THEREFORE, in consideration of the promises and of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

1. DISTRIBUTOR

     1.1 EXCLUSIVE RIGHT. Empyrean hereby appoints Distributor as its exclusive distributor to market, sell and promote by itself and/or through its distributors, the Products described in Exhibit A, attached hereto and made a part hereof during the term of this Agreement, in the territories described under "Territory One" in Exhibit B (collectively, the "Territory"), and subject to the terms and conditions of this Agreement. Distributor's appointment as Empyrean's exclusive distributor for the Products shall be automatically expanded to include the countries listed as "Territory Two" countries in Exhibit B (and which countries shall therefore form part of the "Territory") in the event that Distributor is able to appoint distributors of the Products in at least three of the eight countries listed as "Territory One" countries in Exhibit B within four months after the date of this Agreement.

          Distributor and its distributors shall be entitled to describe themselves as Empyrean's "Authorised Distributors" for the Products. No rights whatsoever are granted to market, sell and promote Products outside the Territory, whether directly or indirectly through purchasers in the Territory for resale or other distribution outside the Territory. Distributor hereby agrees to market, sell and promote the sale of the Products in conformity with and subject to the terms and conditions of this Agreement and further agrees not to sell or otherwise distribute Products to purchasers in the Territory which it knows are for resale or other distribution outside the Territory.

     1.2 RIGHT TO APPOINT DISTRIBUTORS. Distributor may appoint any other person, firm or company as its distributors to market, promote and sell the Products in the Territory, on the terms and subject to the conditions of a sub-distribution agreement to be entered into between Distributor and each distributor (the "Sub-Distribution Agreement"). Each Sub-Distribution Agreement shall contain terms and conditions which are consistent with the provisions contained herein.
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                                        2

     1.3 ADDITIONAL TERRITORIES. Empyrean further grants Distributor the first right of negotiation to be appointed as Empyrean's exclusive distributor to market, promote and sell the Products in each and every country (save and except for the United States of America, Japan, China, Taiwan, Hong Kong, South Africa, Canada, Turkey, Russia, Former USSR and India) in addition to the countries comprising the Territory.

     1.4 PRODUCTS OF OTHERS. Distributor shall have the right to distribute, sell or sublicense the products of any manufacturers provided that such other products are not similar to or competitive with the Products.

     1.5 EMPYREAN'S OBLIGATIONS. Empyrean shall not during the term of this Agreement appoint any other person, firm or company as its distributor or sales agent for the Products in the Territory; or supply to any other person, firm or company in the Territory the Products; or supply to any other person, firm or company outside the Territory the Products which it knows are for resale in the Territory.

     1.6 NO LIMIT ON PRICE. Distributor has the unrestricted right to unilaterally determine the prices at which it sells the Products which it purchases hereunder. No Empyrean representative has the authority to require or suggest that Distributor charge a particular resale price for the Products which it purchases hereunder.

2. RESPONSIBILITIES OF DISTRIBUTOR

     2.1 DISTRIBUTOR'S RESPONSIBILITIES. In addition to all other rights and obligations created by this Agreement, Distributor shall:

          2.1.1 Use its best efforts in the Territory to market, sell, distribute, promote and support the Products including, when the necessary licenses (if any) are obtained, the requirement to advertise the Products and participate and exhibit the Products at no less than four major local exhibitions per year (but if there are less than four such major local exhibitions per year, then such lesser number of exhibitions) in the Territory;

          2.1.2 Maintain qualified staff to accomplish the market objectives as may be agreed from time to time between the parties hereto for the Products;

          2.1.3 Provide reasonably adequate and competent technical assistance in support of any prospective or actual Product sales in the Territory including training salesmen and end users;

          2.1.4 Provide reasonably adequate customer and technical support for the Products and reasonably assist Empyrean in the discharge of obligations to customers;

          2.1.5 Provide to end users written instructions which have been determined by Empyrean as to the usage of each of the Products;

          2.1.6 Work with Empyrean quarterly to determine Distributor's estimated Product needs for the next quarter, marketing potential, trends and forecasts, competition, marketing techniques, current developments in the Territory, changes of regulations governing the sale of Products in the Territory and amounts of Products sold;

          2.1.7 Comply with all present and future regulations and/or licensing requirements promulgated by authorized governmental authorities effective during the term of this Agreement and required in order to carry out the terms of this Agreement;
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                                        3

          2.1.8 Maintain all relevant written documentation and provide the same to Empyrean on Distributor's customer pricing, distribution expenses and other financial data normally needed to audit a distributorship. This will be provided to Empyrean quarterly;

          2.1.9 Distributor will inform Empyrean of any legal, administrative or regulatory requirements in each country in the Territory with which Distributor or Empyrean must or should comply in connection with this Agreement or the marketing, promotion or sale of Products in such country (the "Approvals"). Distributor shall be responsible for obtaining, at its cost, all Approvals for itself and Empyrean and for complying in all respects with such Approvals in performing its rights and obligations under this Agreement. Distributor will maintain at its costs, the Approvals throughout the term of this Agreement. Approvals relating to Empyrean or the Products shall be obtained and maintained in Empyrean's name. Empyrean will provide reasonable assistance to Distributor in obtaining the Approvals, including providing such data, samples and other information and materials as are in Empyrean's possession and may be required. Distributor will periodically upon request, and not less other than quarterly, provide Empyrean information regarding the status of Approvals;

          2.1.10 Distributor will submit for and obtain Empyrean's written approval (which shall not be unreasonably withheld) prior to use, copies (with translations) of all new or modified advertising and other promotional materials, including catalog descriptions, prepared by or for Distributor or any distributor in connection with the Products, and will only use the materials so approved;

          2.1.11 Distributor agrees not to, and not to permit a distributor to, directly or indirectly, offer, pay, promise to pay or authorize the payment of money or anything of value to any governmental official or representative for the purpose of influencing such persons' decisions or actions regarding the Products; and

          2.1.12 Unless otherwise agreed by Empyrean in writing, Distributor will not (a) sell Products other than in original, unmodified and unused condition, (b) remove, obscure or modify any label or Product usage or other information, other indication of patent, any trademark or other intellectual property rights, (c) add any label or mark to any Product, or (d) market, sell or promote any Product under any name or mark other than those provided by Empyrean.

     2.2 SCOPE AND LIMITATIONS OF AUTHORITY. This Agreement does not create an employer-employee relationship between Empyrean and Distributor, nor any joint venture, agency or partnership. Neither party hereto shall have the authority to act for or bind the other in any way, to execute agreements on behalf of the other or to represent that either party is in any way responsible for the acts or omissions of the other. Distributor shall be an independent contractor only and may not, save as provided under Section 1.2 herein, engage any other entity to carry out any or all of its undertakings under this Agreement unless such engagement is agreed to by Empyrean in writing.

     2.3 PROTECTION OF EMPYREAN'S LICENSES. Distributor acknowledges and agrees that all proprietary rights in Products delivered to Territory by Empyrean are and shall remain at all times the exclusive property of Empyrean or its licensors, and may not be duplicated by Distributor or used except pursuant to this Agreement and that Distributor, by taking delivery of, making payment for, distributing, and selling or otherwise using or transferring any of the Products, shall not become entitled to any proprietary rights in any such Products. Distributor shall take all measures to ensure that all proprietary
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                                        4

rights of Empyrean in the Products remain with Empyrean, except that Distributor will not be obligated to institute legal actions against its customers or take responsibility for their actions.

     2.4 TRADEMARK PROTECTION. Distributor may use Empyrean's current and future trademarks and logos and the name "Preventx" solely for the purposes of fulfilling its obligation under the terms of this Agreement. Distributor may (but shall not be obliged to) apply for registration of any trademarks or trade names of Empyrean for and on behalf of Empyrean and in Empyrean's name and Empyrean shall provide such assistance as Distributor may reasonably require in relation to such trade mark or trade name applications. Empyrean shall indemnify and save harmless Distributor from and against any and all losses, damages, charges, costs and expenses of whatever nature which Distributor may at any time and from time to time sustain, incur or suffer by reason of any claim or action by any third party that the use of Empyrean's trademarks in accordance with this Agreement infringes the intellectual property rights or other rights of such third party.

     2.5 EMPYREAN'S MARKS. Distributor's, and any distributor's, use of Empyrean's trademarks or trade names shall at all times be in accordance with applicable trademarks and other laws and Empyrean's policies regarding advertising and trademark usage as in effect from time to time. Distributor shall include all applicable Empyrean trademarks or trade names in any literature, promotional materials or advertising which it produces or distributes concerning the Products. Distributor agrees that all trademarks and trade names of Empyrean are and will remain the sole property of Empyrean, and Distributor agrees not to do anything inconsistent with that ownership or to contest ownership of such trademarks or trade names. All use of such trademarks and trade names shall inure to the benefit of, and be on behalf of, Empyrean. Should Distributor or any other distributor, in spite of this provision, acquire any title or interest in any trade names or trademarks, by operation of law or otherwise, Distributor shall immediately notify Empyrean of that fact and will assign or cease the assignment of, without consideration, the same to Empyrean. Upon termination of this Agreement, Distributor shall immediately return to Empyrean all advertising, sales or promotional material containing Empyrean's name or marks then in its possession and a complete list of active accounts, outstanding quotations and product inquiries received in the six months preceding termination.

     2.6 CONFIDENTIALITY OF INFORMATION. From time to time, Empyrean may make available to Distributor information of a confidential nature including, but not limited to, medical and technical data, test and analysis data, marketing, application, financial, bookkeeping, business, market and customer information in a written form or orally. All oral disclosures will be reduced to writing within 30 days and all confidential material, not inherently or obviously confidential, will be clearly labeled "CONFIDENTIAL". Distributor shall not disclose such information to others or use such information without the prior written consent of Empyrean, except to the extent required by law. All other data or proprietary information transmitted by Empyrean to Distributor shall be treated by Distributor with the same care as it would exercise in the handling of its own confidential or proprietary information (which shall in every case be reasonable care) and in no event shall such information be disclosed to any person unless approved in writing in advance by Empyrean and such individual is bound by the terms of this paragraph. Confidential or proprietary information may however be disclosed to Distributor's employees and/or distributors to such extent only as is necessary for the purposes contemplated by this Agreement and subject to such employees and distributors being bound by the terms of this paragraph. Upon termination or cancellation of this Agreement for any reason, all such data, proprietary information and confidential information of Empyrean, and all compilations and notes or summaries of same, shall be immediately returned by Distributor to an officer of Empyrean and the limitations and undertakings specified in this paragraph shall remain in effect for a period of five years from the date of termination or expiration of this Agreement. Confidential information as referred to in this Section 2.6 shall not include
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                                        5

information (i) which is or becomes public knowledge through no fault of Distributor; (ii) which is properly known to Distributor at the time of disclosure by Empyrean, as evidenced by Distributor's written records; or (iii) which is disclosed to Distributor on a non-confidential basis by a third party having no obligation of secrecy to Empyrean.

3. RESPONSIBILITY OF EMPYREAN

     3.1 SUPPORT RESPONSIBILITIES. In addition to other rights and obligations created by this Agreement, Empyrean shall:

     3.1.1 Use its commercially reasonable best efforts to deliver Products set forth in Distributor's orders pursuant to the terms of this Agreement. Shipments shall be made to Distributor or directly to customers established by Distributor no later than 45 days from the date on which the order is received by Empyrean. Empyrean reserves the right to immediately cease all shipments of the Product upon the discovery of a non-conformity to specification in the Product or for regulatory reasons. Empyrean shall use its best efforts to promptly correct such non-conformity or such regulatory issue(s) and shall renew shipment upon such correction;

               3.1.2 Upon Distributor's request, provide a reasonable amount of sales and Product training to key employees of
                         Distributor    at   Empyrean's    facilities   and   at
                         Distributor's cost, for the purpose of training qualified Distributor personnel to ensure proper support of the Products. Empyrean may require Distributor to pay reasonable charges for these services;

               3.1.3 Provide a reasonable quantity of current promotional material literature relating to the Products at a reasonable charge and such other samples, brochures and up-to-date information concerning the Products as Empyrean may consider appropriate or as Distributor may reasonably require in order to assist Distributor to sell the Products in the Territory; and

               3.1.4 Assist Distributor at Distributor's expense, upon request and subject to Empyrean's approval, which shall not be unreasonably withheld, in making presentations to Distributor's customers or prospects.

     3.2 PROVISION OF INFORMATION. Empyrean accepts the responsibility to provide Distributor with complete information regarding limitations to use of the Products which are required to be disclosed under the regulations of each country in the Territory.

4. PURCHASE OF PRODUCTS

     4.1 PRODUCTS. Customers in the Territory shall purchase all units of the Products from Distributor. Distributor shall follow up on delivery of such units of the Products to customers and shall be responsible for arranging for advanced payment of Products directly to Empyrean. Distributor is responsible for entry of Products into the Territory and for the successful delivery of Products to customers. If any customer of Distributor does not provide advanced payment directly to Empyrean, then Distributor must provide advanced payment to Empyrean. An irrevocable letter of credit must be in place to cover all Product purchases.

     4.2 MINIMUM ANNUAL PURCHASE. Distributor agrees to market, promote and sell the amount of Products set forth in Exhibit D hereto (the
          "Minimum Annual Purchase") and to purchase at least this Minimum Annual Purchase from Empyrean. In the event that Empyrean does not obtain the FDA Approval (as defined in Section 5.3.2 below) within 15 months from the date of this Agreement, the parties hereto shall immediately after the expiry of the 15-month period negotiate in good
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                                        6

          faith for a reduction in the Minimum Annual Purchase amounts. The reduced Minimum Annual Purchase amounts shall thereafter apply until the FDA Approval has been obtained, in which event, the Minimum Annual Purchase amounts specified in Exhibit D shall be reinstated for the year commencing after the FDA Approval has been obtained and for each year thereafter.

     4.3 FAILURE TO MEET MINIMUM ANNUAL PURCHASE REQUIREMENTS. Distributor acknowledges and agrees that the exclusive right granted to it to market, promote, distribute and sell the Products under this Agreement is conditioned on fulfillment of such Minimum Annual Purchase requirement for the Products or updated versions of the Products by its distributors or its customers. In the event that less than the total Minimum Annual Purchase requirement is met by Distributor for any reason other than (i) due to a force majeure event as specified in
          Section 8.3 herein, or (ii) directly attributable to Empyrean's breach of this Agreement, Empyrean may give 60 days written notice to Distributor and demand that such shortfall be remedied. If Distributor fails to remedy the shortfall within the 60-day notice period, Empyrean may upon written notice to Distributor declare the distribution rights under this Agreement to be non-exclusive. If Distributor notifies Empyrean in writing that the Minimum Annual Purchase requirement for any year will not be met, then Distributor and Empyrean shall meet to determine the appropriate Minimum Annual Purchase level for that year.

     4.4 NEW PRODUCTS. Distributor acknowledges that Empyrean manufactures products for "Over-The-Counter". The Products which Empyrean agrees to provide on an exclusive basis to Distributor are described in Exhibit
          A. Additional future products derived from the Preventx product line will be presented to Distributor on a first right of negotiation basis for distribution in the Territory. Provided that if Distributor elects not to accept such additional future products for distribution to its customers on the terms offered by Empyrean for any reason which it shall determine within 90 days of presentation, Empyrean shall be entitled to present such additional future products to any third party on terms and conditions no more favourable (when taken as a whole) to such third party than those offered to Distributor.

     4.5 PURCHASE PRICES. The prices payable by Distributor to Empyrean for the Products are set out in Exhibit E (the "Product Price"). Distributor will be responsible for arranging advanced payment or lines of credit from the customer or from Distributor before Empyrean will ship the Products to Distributor or its customers in the Territory.

     4.6 DELIVERY AND PAYMENT. The Product Price to be paid by Distributor with respect to each Product is based upon shipment F.O.B. Empyrean factory, currently Canada or other warehouse facility in the United States of America or elsewhere used by Empyrean. "Delivery" shall take place when shipments are shipped from Empyrean's warehouse facility, in accordance with instructions from Distributor. In the absence of specific routing instructions, Empyrean reserves the right to select the carrier and method of conveyance.

     4.7 RISK OF LOSS. Risk of loss shall pass to Distributor on shipment at Empyrean's warehouse facility. If a shipment of Products is not accepted by a customer or Distributor due to failure to meet specifications, Distributor will immediately notify Empyrean, return a sample of the Product at Empyrean's request and provide its best efforts to help Empyrean determine the source and nature of the problem. Empyrean may request the return of the entire shipment and shall pay all freight, customs fees and other charges associated with the return of such shipment if such Products in the shipment are defective. Distributor will use its best efforts to assist Empyrean in pursuing a claim with the shipper at Empyrean's request provided that Empyrean shall bear all and any costs and expenses incurred by Distributor in providing such assistance.

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5. PAYMENT

     5.1 TERMS. Payment will be an advanced payment prior to shipment using an irrevocable letter of credit. Empyrean, at its option, shall have the right to receive special payment procedures arranged by Distributor for a customer. Any invoiced amount which is not paid when due will bear interest at the rate of one and one-half (1.5%) per cent per month. No Product Price or sums owed to Empyrean by a customer or Distributor shall be subject to set off for claims of Distributor. Empyrean shall have the right not to make further shipments to specific customers or Distributor for invoices which are more than 60 days in arrears.

     5.2 TAXES AND DUTIES. Distributor shall pay any and all applicable sales, use or excise, state, local, federal or other taxes, customs duties, or amounts legally levied with respect to the transportation, sale, transfer, license, sublicense or use of the Product by or to a customer or by Distributor, or upon the provision of any services by Distributor with respect to a Product, as such taxes or amounts that may now or hereafter be imposed under the authority of any nation, group of nations, state, or local taxing jurisdiction.

     5.3 DISTRIBUTION PAYMENT. In consideration of the exclusive rights granted to Distributor herein, Distributor shall make the following one-time payments to Empyrean:

               5.3.1     the  sum  of  US$600,000   upon  the  signing  of  this
                         Agreement; and

               5.3.2 the additional sum of US$600,000 within 120 days following the receipt by Distributor of written notification from Empyrean that the Food and Drug Administration of the United States of America (the "FDA") has approved the claims made for the Products listed in Exhibit A in relation to the prevention of the transmission of the Human Immunodeficiency Virus ("HIV") (the "FDA Approval").

               In addition, the parties hereto agree that out of the sub-distribution fee to be paid by each distributor to Distributor under each Sub-Distribution Agreement (the "Sub-Distribution Fee"):

               (i) 33 per cent of the Sub-Distribution Fee shall be paid to Empyrean;

               (ii) 33 per cent of the Sub-Distribution Fee shall be utilized by Distributor to promote and market the Products in the Territory; and

               (iii) the balance of the Sub-Distribution Fee shall be retained by Distributor for its account.

               As further consideration for the payment by Distributor of the sum of US$600,000 referred to in Section 5.3.1 herein, Empyrean agrees to supply, at no cost to Distributor, Products valued at not less than US$100,000 (based on the Product Price, F.O.B. Empyrean factory or designated warehouse facility) during Year One of this Agreement, and which US$100,000 shall be credited towards the Year One Minimum Annual Purchase requirement.

6. WARRANTIES

         6.1 PRODUCTS. Empyrean undertakes and warrants to Distributor that the Products shall perform and conform with the product specifications in Exhibit F or otherwise provided for Distributor from time to time. In the event that any claim relating to the medicinal or other value of the Products is approved by the FDA or any other regulatory authority in the United States of America or elsewhere in the world, such approved claims shall be deemed to form part of the product specifications in Exhibit F for the sale of the Products in each country comprising the Territory provided that such approved claim shall also have been approved by the relevant regulatory authority in that country. Empyrean agrees to replace any Product not performing or conforming with the said product specifications if the non-conforming Product is returned to Empyrean within the period of the shelf life specified by Empyrean for each of the Products and provided that such non-conformity was not caused by misuse or negligence of the customer in the Territory and otherwise is returned in accordance with Empyrean's product return authorization procedures in effect from time to time. All third party expenses, including any applicable transportation, handling, customs and related costs associated with the return and/or replacement of such Products, if determined to be non-conforming, shall be paid by Empyrean. Empyrean further agrees to indemnify and save harmless Distributor from and against any and all damages that may be suffered or incurred by Distributor by reason of any claim of any customer or other third party against Distributor arising or attributable to any failure of the Products to perform or conform with such product specifications unless such Product or the labels relating thereto have been altered by Distributor. SAVE AS PROVIDED IN THE FOREGOING, EMPYREAN MAKES NO EXPRESS WARRANTY, AND EXCLUDES AND DISCLAIMS, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL IMPLIED WARRANTIES INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES IN CONNECTION WITH THE DESIGN, SALE AND MERCHANTABILITY OR FITNESS OF THE PRODUCTS FOR ANY PARTICULAR PURPOSE OR USE EXCEPT THAT THE PRODUCTS ARE FREE FROM MANUFACTURING DEFECTS AND CONFORM TO EMPYREAN'S PUBLISHED SPECIFICATIONS. EMPYREAN SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, INCIDENTAL OR PUNITIVE DAMAGES, EVEN IF IT HAS BEEN ADVISED THAT THE POSSIBILITY OF SUCH DAMAGE EXISTS. While Distributor may provide a warranty for its end user, any warranty provided by Distributor is its own and shall be the sole responsibility of Distributor. Distributor shall inform all customers of Empyrean's warranty disclaimers. Empyrean will make a reasonable effort to provide an initial response to all customer complaints within 14 working days after receipt of said information.

6.2 AUTHORITY. Each party hereby represents and warrants to and undertakes with the other as follows:

               6.2.1 it has full power and authority to execute and deliver and perform all of its obligations under this Agreement and the execution, delivery and performance of this Agreement by it will not conflict with any law, order, judgment, decree, rule or regulation of any court, arbitral tribunal or government agency, or any agreement, instrument or indenture to which it or any of its affiliates is a party or by which it is bound; and

               6.2.2 the exercise of the rights granted or to be granted by Empyrean to Distributor under this Agreement will not result in the infringement of any copyright, designs, patents, and other intellectual property of, or any other claims or rights of whatsoever nature of, any third parties.

7. TERM AND TERMINATION

     7.1 TERM. The initial term of the Agreement shall commence on the date of execution of this Agreement by both parties hereto and will remain in effect for the initial term of three years, unless terminated earlier under the provisions of Section 7.2 herein. At the conclusion of the initial term, and provided that it has not been subject to earlier termination under Section 7.2 herein, this Agreement shall be automatically renewed for additional two ten-year terms unless and until this Agreement is terminated by mutual written consent of the parties hereto.

     7.2 TERMINATION FOR CAUSE. Empyrean may terminate this Agreement by 60 days notice to Distributor upon the occurrence of any of the following events should they not be remedied within such 60-day notice period:

               7.2.1     Distributor fails to pay an invoice when due;

               7.2.2     Distributor   fails  to  fulfil  one  or  more  of  its
                         obligations   hereunder  or  otherwise   breaches  this
                         Agreement;

               7.2.3 Distributor becomes bankrupt, insolvent or becomes unable to pay its obligation when they become due; or

               7.2.4 Distributor fails to substantially perform the specific support and promotional activities outlined in Exhibit C without prior written agreement by Empyrean.

               Distributor may terminate this Agreement by 60 days notice to Empyrean upon the occurrence of any of the following events should they not be remedied within such 60-day notice period:

               7.2.5 Empyrean fails to fulfil one or more of its obligations hereunder or otherwise breaches this Agreement; or

               7.2.6 Empyrean becomes bankrupt, insolvent or becomes unable to pay its obligation when they become due.

     7.3 EFFECT OF EXPIRATION OR TERMINATION. The effect of expiration or termination of the Agreement is to be as follows:

               7.3.1 Upon expiration of this Agreement or upon termination by either party as provided herein, Empyrean shall continue to ship Products under any Product orders previously submitted by Distributor. Distributor will have the right to sell all Products it has in inventory to its customer or, if requested by Empyrean, the newly appointed distributor or to Empyrean at cost plus any handling. All warranties in effect will survive the termination of this Agreement.

               7.3.2 Upon expiration of this Agreement or upon termination, the terms of Section 2.6 will remain in effect for an additional five years therefrom.

               7.3.3 Termination of this Agreement for any reason shall be without prejudice to any rights of either party hereto against the other arising out of events occurring prior to that termination.

               7.3.4 All rights granted hereunder to use trademarks or trade names of Empyrean shall immediately terminate.

8.   MISCELLANEOUS PROVISIONS

     8.1 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the performance or breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in the City of Washington, D.C., U.S.A. and judgment upon the award rendered by the Arbitrator(s) may be entered in any Court having jurisdiction thereof and each party hereto consents to jurisdiction is such forum, except that any party can apply to any court in the continental U.S. for emergency or interim injunctive relief.

     8.2 ASSIGNMENT. Neither party hereto may assign or transfer all or any of its rights or obligations under this Agreement without the prior consent in writing of the other party, except that Empyrean may assign this Agreement without Distributor's consent in conjunction with the sale of all or substantially all its business or assets.

     8.3 FORCE MAJEURE. Either party hereto shall be excused from any delay or failure in performance hereunder caused by any labor dispute, governmental requirement (other than obligations to obtain Approvals), act of God, earthquake, inability to secure materials and transportation facilities, and other causes beyond its control. If such delaying cause shall continue for more than 60 days, and 135 days in the case of Empyrean's inability to deliver Products, the party injured by the inability of the other to perform shall have the right, upon written notice to the other party, to terminate this Agreement. Alternatively, Empyrean and Distributor may elect to continue the Agreement, but determine new Minimum Annual Purchases through mutual agreement.

     8.4 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the parties hereto relative to the subject matter contained herein and supersedes all other agreements, oral and written, heretofore made between the parties hereto, except that it shall not relieve either party from making payments which may be owing under an agreement prior to the date thereof. Any amendment to this Agreement must be in writing and signed by an authorized representative of Empyrean and Distributor. Should any portion of this Agreement be held invalid or unlawful, the remainder of the Agreement shall continue to be binding on both parties hereto to the fullest extent practicable.

     8.5  CAPTIONS.   Section  titles  or  captions  contained  herein  are  for reference only and shall not be considered in construing this Agreement.

     8.6 NOTICES. All notices and requests required or authorized hereunder shall, except where specifically provided otherwise, be given either in writing by personal delivery to the party to whom notice is to be given, or sent by registered mail, addressed to the party intended at the address set forth below. The date of delivery in the case of personal delivery or the date upon which it is deposited in the mail in the case of notice by mail, shall be deemed to be the date of such notice.

          Empyrean:         Empyrean Bioscience, Inc.
                            2238 West Lone Cactus Drive, Suite 200
                            Phoenix, Arizona 85027

                            Attn:  President or Chief Operations Officer

          Distributor:      Durstrand International Limited
                            c/o 501, Keppel Centre
                            Cebu Business Park
                            Cebu City, Cebu
                            Philippines 6000

                            Attn:  Mr David Austen de Montaigne

     8.7 WAIVERS. The waiver by either party hereto of any breach or alleged breach of any provision hereunder shall not be construed to be a waiver of any concurrent, prior or succeeding breach of said provision or any other provision herein. Any waiver must be in writing.

     8.8 RECORDS. Distributor shall keep accurate and detailed records of all sales of the Products, and Distributor shall permit examination and inspection of such records by authorized representatives of Empyrean, upon reasonable notice, during usual business hours. Distributor may limit inspection of such information to an agreed independent auditor, only to the extent such inspection may divulge confidential information of Distributor. In the event that Distributor exercises its right to limit inspection to an auditor, written informal records of sales not containing such confidential information shall be supplied by Distributor per the terms of Section 2.1.8.

     8.9 GOVERNING LAW. This Agreement, and all of the rights and duties in connection therewith, shall be governed by and construed under the law of the State of Arizona, U.S.A. other than conflict of laws, principles of such state, applicable to agreements made and to be performed in that State.

In consideration of the mutual covenants and conditions herein set forth, the parties hereto have executed this Agreement as of the day and year above written.

Durstrand International Limited                      Empyrean Bioscience, Inc.



Signature: /s/ Lim Ho Ke                Signature: /s/ Stephen D. Hayter
           -------------------------               -------------------------
By:      Lim Ho Ke                      By       Stephen D. Hayter
         ---------------------------             ---------------------------
Title:   Chairman                       Title:   Chief Executive Officer
         ---------------------------             ---------------------------
Date:    April 28, 1999                 Date:    April 28, 1999
         ---------------------------             ---------------------------

                                    EXHIBIT A

PRODUCTS

Preventx Contraceptive Gel and Antiseptic provided in 60, 80, 120 ml tube size or 5.5ml disposable applicators.

Preventx Contraceptive Gel and Antiseptic provided in 55 gallon drum size or other "bulk" packaging.

Preventx Hand Sanitizer and Antiseptic Lotion provided as finished product in 2, 8, 16 and 32 ounce bottles.

Preventx Hand Sanitizer and Antiseptic Lotion provided in bulk packaging.

                                    EXHIBIT B


TERRITORY ONE


I.       The Philippines
II.      Singapore
III.     Thailand
IV.      Indonesia
V.       Malaysia
VI.      Cambodia
VII.     Myanmar
VIII.    Vietnam

TERRITORY TWO

I.       Bangladesh
II.      Brunei
III.     North Korea
IV.      South Korea
V.       Guam
VI.      New Guinea

                                    EXHIBIT C


SPECIFIC SUPPORT AND PROMOTIONAL ACTIVITIES

Distributor recognizes that significant market development activities will be required to build sales volume for Empyrean's products. Distributor agrees to promote the Products to government agencies and end users. Distributor agrees to execute Empyrean-generated marketing campaigns in the Territory; these campaigns may involve translation and printing of promotional materials into brochures, advertisements and mailers. Distributor will also undertake Empyrean-initiated product promotional campaigns. Distributor agrees to conduct these campaigns with reasonable levels of expenditure, to maintain appropriate organizational staffing to execute said campaigns and to conduct educational seminars independently and with Empyrean representatives. These activities must first be discussed and approved by Empyrean USA (which approval shall not be unreasonably withheld) and shall only be carried out to the extent that such activities do not contravene the applicable laws and regulations in the Territory of the United States.

Distributor further agrees to purchase demonstration product as appropriate and to maintain a product specialist to support the products in-house and in the field and to provide appropriate incentives to its general support organization. These activities must first be discussed and approved by Empyrean USA (which approval shall not be unreasonably withheld).

The quarterly end user sales in the Territory will be maintained by both Distributor and Empyrean, since customer or Distributor will be required to remit payment in advance, directly to Empyrean. Distributor may submit to Empyrean, if agreed to in advance, reasonable and customary sales expenses relating to the presentation, promotion and sales of Empyrean's products. Expenses will be reimbursed on a quarterly basis. Expenses must be submitted one week after the close of each quarter.

Distributor will be responsible for establishing the customer and setting up the advanced payment schedule with customer and Empyrean. If not, Distributor will be responsible for advanced payment. Products will be delivered to the Territory. Distributor will be responsible to follow up on deliveries.

Empyrean and Distributor will maintain a close working relationship. In the event that Distributor has the ability to open up new customers through a broader product offering, Empyrean will discuss this with an open mind to increasing the products offered by Distributor in the Territory, but the decision to add such products to this Agreement shall be at the sole and absolute discretion of Empyrean.

Since Distributor is responsible for providing promotion, Product presentation and selling of the Products only, Empyrean would not expect Distributor to establish a distribution network, warehousing, or banking facilities on behalf of Empyrean. Therefore, if Distributor elects to provide that for its customers, it is at Distributor's expense.

                                    EXHIBIT D

MINIMUM ANNUAL PURCHASE

PRODUCTS:

Preventx Contraceptive Gel and Antiseptic

Preventx Hand Sanitizer and Antiseptic Lotion


MINIMUM PURCHASES CAN BE IN EITHER PRODUCT:

Year One - US$400,000

Year Two - US$1,000,000

Year Three - US$3,000,000

Year Four onwards - Minimum Annual Purchase for each year shall be equivalent to 115 per cent of the Minimum Annual Purchase for the immediately preceding year.

                                    EXHIBIT E

PRODUCT PRICES


PREVENTX CONTRACEPTIVE AND ANTI-MICROBIAL GEL

Preventx Gel       55 gallon containers sold in "bulk", no labels, tubes, or
                   boxes.

Preventx Gel       If purchased in 5.5, 60, 80 or 120 ml size tubes pricing will be negotiated based on quantity ordered and costs associated with preparing tubes that are exclusive to the
Territory.

PREVENTX HAND SANITIZER

Hand Sanitizer May be purchased in bulk or in bottles.


PRICING WILL BE PUBLISHED WHOLESALE, MINUS 17.5 PER CENT, F.O.B. EMPYREAN FACTORY OR DESIGNATED WAREHOUSE.

                                    EXHIBIT F

PER ATTACHED PACKAGED INSERT

Product specifications are as outlined in the specific product package insert which is delivered with individual product lots to Distributor in the Territory.